PRINCIPAL FUNDS, INC.

CONTRACTUAL FEE WAIVER AGREEMENT

AGREEMENT made this March 1, 2018 by and between Principal Funds, Inc. (the “Fund”) and Principal Global Investors, LLC (the “Advisor”) (together, the “Parties”).

The Advisor has contractually agreed to limit the Fund’s expenses (excluding interest expense, short sale dividend and interest expense, acquired fund fees and expenses, and other extraordinary expenses) on certain share classes of certain of the Funds. The reductions and reimbursements are in amounts that maintain total operating expenses at or below certain limits. The limits are expressed as a percentage of average daily net assets attributable to each respective class on an annualized basis. The expenses borne by the Advisor are subject to reimbursement by the Funds through the fiscal year end, provided no reimbursement will be made if it would result in the Funds’ exceeding the total operating expense limits. The operating expense limits are attached on Schedule A to this Agreement.

Further, the Advisor has contractually agreed to waive a portion of the management fee it receives from certain Funds through the fiscal year end. The waiver is expressed as a percentage of average daily net assets. The management fee waivers are attached as Schedule B to this Agreement.

The Agreement embodies the entire agreement of the Parties relating to the subject matter hereof. This Agreement supersedes all prior agreement and understandings, and all rights and obligations thereunder are hereby canceled and terminated. No amendment or modification of this Agreement will be valid or binding unless it is in writing by the Parties

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

PRINCIPAL FUNDS, INC.		PRINCIPAL GLOBAL INVESTORS, LLC

By:	/s/ Michael J. Beer	By:	/s/ Michael J. Beer
Name:	Michael J. Beer	Name:	Michael J. Beer
Title:	President and Chief Executive Officer	Title:	Executive Director - Funds

By:	/s/ Beth C. Wilson	By:	/s/ Adam U. Shaikh
Name:	Beth C. Wilson	Name:	Adam U. Shaikh
Title:	Secretary and Vice President	Title:	Counsel

Series	Class A	Class C	Class J	Institutional Class	Expiration
California Municipal Fund	N/A	N/A	N/A	0.51%	02/28/2019
Core Plus Bond Fund	0.88%	1.75%	N/A	N/A	02/28/2019
Diversified International Fund	N/A	2.08%	N/A	0.85%	02/28/2019
Equity Income	N/A	N/A	N/A	0.52%	02/28/2019
Finisterre Unconstrained Emerging Markets Bond Fund	1.47%	N/A	N/A	1.12%	02/28/2019
Global Diversified Income Fund	N/A	N/A	N/A	0.75%	02/28/2019
Global Real Estate Securities Fund	N/A	2.20%	N/A	0.94%	02/28/2019
Government & High Quality Bond Fund	0.88%	1.63%	N/A	0.53%	02/28/2019
Government Money Market Fund	N/A	N/A	N/A	0.15%	02/29/2020
High Yield Fund	N/A	N/A	N/A	0.61%	02/28/2019
High Yield Fund I	1.05%	N/A	N/A	N/A	02/28/2019
Income Fund	N/A	N/A	N/A	0.58%	02/28/2019
Inflation Protection Fund	0.90%	1.65%	N/A	N/A	02/28/2019
International Emerging Markets Fund	1.61%	2.66%	1.52%	1.29%	02/28/2019
International Fund I	1.45%	N/A	N/A	1.00%	02/28/2019
LargeCap Growth Fund	N/A	N/A	N/A	0.68%	02/28/2019
LargeCap Growth Fund I	1.25%(1)	N/A	N/A	0.69%(2)	02/28/2019
LargeCap S&P 500 Index Fund	N/A	1.30%	N/A	N/A	02/28/2019
LargeCap Value Fund	N/A	1.70%	N/A	0.43%	02/28/2019
MidCap Fund	N/A	N/A	N/A	0.70%	02/28/2019
MidCap Growth Fund	N/A	N/A	N/A	0.75%	02/28/2019
MidCap S&P 400 Index Fund	N/A	N/A	N/A	0.25%	02/28/2019
MidCap Value Fund III	1.30%	N/A	N/A	0.75%	02/28/2019
Money Market Fund	0.50%	1.50%	0.65%	0.50%	02/28/2019
Principal Capital Appreciation Fund	N/A	N/A	N/A	0.47%	02/28/2019
Principal LifeTime 2010 Fund	0.38%	N/A	N/A	N/A	02/28/2019
Principal LifeTime 2020 Fund	0.38%	N/A	N/A	N/A	02/28/2019
Principal LifeTime 2030 Fund	0.38%	N/A	N/A	N/A	02/28/2019
Principal LifeTime 2040 Fund	0.38%	N/A	N/A	N/A	02/28/2019
Principal LifeTime 2050 Fund	0.38%	N/A	N/A	N/A	02/28/2019
Principal LifeTime 2060 Fund	N/A	N/A	0.38%	0.10%	02/28/2019
Principal LifeTime 2065 Fund	N/A	N/A	N/A	0.10%	02/28/2019
Principal LifeTime Hybrid 2015 Fund	N/A	N/A	0.30%	0.05%	02/28/2019
Principal LifeTime Hybrid 2020 Fund	N/A	N/A	0.30%	0.05%	02/28/2019
Principal LifeTime Hybrid 2025 Fund	N/A	N/A	0.30%	0.05%	02/28/2019
Principal LifeTime Hybrid 2030 Fund	N/A	N/A	0.30%	0.05%	02/28/2019
Principal LifeTime Hybrid 2035 Fund	N/A	N/A	0.30%	0.05%	02/28/2019
Principal LifeTime Hybrid 2040 Fund	N/A	N/A	0.30%	0.05%	02/28/2019
Principal LifeTime Hybrid 2045 Fund	N/A	N/A	0.30%	0.05%	02/28/2019
Principal LifeTime Hybrid 2050 Fund	N/A	N/A	0.30%	0.05%	02/28/2019
Principal LifeTime Hybrid 2055 Fund	N/A	N/A	0.30%	0.05%	02/28/2019
Principal LifeTime Hybrid 2060 Fund	N/A	N/A	0.30%	0.05%	02/28/2019
Principal LifeTime Hybrid 2065 Fund	N/A	N/A	0.30%	0.05%	02/28/2019
Principal LifeTime Hybrid Income Fund	N/A	N/A	0.30%	0.05%	02/28/2019
Principal LifeTime Strategic Income Fund	0.38%	N/A	N/A	N/A	02/28/2019
Real Estate Securities Fund	N/A	N/A	N/A	0.91%	02/28/2019
SAM Balanced Portfolio*	1.31%	2.05%	1.13%	0.97%	02/28/2019
SAM Conservative Balanced Portfolio*	1.24%	1.99%	1.06%	0.90%	02/28/2019
SAM Conservative Growth Portfolio*	1.32%	2.07%	1.15%	0.98%	02/28/2019
SAM Flexible Income Portfolio*	1.13%	1.88%	0.98%	0.83%	02/28/2019
SAM Strategic Growth Portfolio*	1.34%	2.09%	1.15%	0.97%	02/28/2019
Short-Term Income Fund	N/A	N/A	N/A	0.43%	02/28/2019

SmallCap Fund (f/k/a SmallCap Blend Fund)	N/A	2.08%	N/A	0.85%(3)	02/28/2019
SmallCap Growth Fund I	N/A	N/A	1.50%(1)	1.02%	02/28/2019
SmallCap S&P 600 Index Fund	N/A	N/A	N/A	0.27%	02/28/2019
SmallCap Value Fund II	1.45%	N/A	N/A	0.99%	02/28/2019
Tax-Exempt Bond Fund	N/A	1.60%	N/A	0.52%	02/28/2019

(1) Expense limit expires on 6/30/2018
(2) For the period from 3/1/2018-6/30/2018 the expense limit is 0.66%. Effective 7/1/2018-2/28/2019 the expense limit is 0.69%.
(3) For the period from 3/1/2018-6/30/2018 the expense limit is 0.80%. Effective 7/1/2018-2/28/2019 the expense limit is 0.85%.
*Includes Acquired Fund Fees and Expenses

Series	Class T	Expiration
Global Diversified Income Fund	1.08%	2/28/2019
High Yield Fund	0.90%	2/28/2019
Short-Term Income Fund	0.79%	2/28/2019

Series	R-1	R-2	R-3	R-4	R-5	Expiration
Government & High Quality Bond Fund	1.29%	1.16%	0.98%	0.79%	0.67%	02/28/2019
Principal LifeTime 2065 Fund	0.93%	0.80%	0.62%	0.43%	0.31%	02/28/2019
SAM Balanced Portfolio*	1.84%	1.71%	1.53%	1.34%	1.22%	02/28/2019
SAM Conservative Balanced Portfolio*	1.77%	1.64%	1.46%	1.27%	1.15%	02/28/2019
SAM Conservative Growth Portfolio*	1.85%	1.72%	1.54%	1.35%	1.23%	02/28/2019
SAM Flexible Income Portfolio*	1.68%	1.55%	1.37%	1.18%	1.06%	02/28/2019
SAM Strategic Growth Portfolio*	1.84%	1.71%	1.53%	1.34%	1.22%	02/28/2019
Short-Term Income Fund	1.30%	1.18%	0.99%	0.79%	0.68%	02/28/2019
SmallCap Growth Fund I	1.88%	1.75%	1.57%	1.38%	1.26%	02/28/2019

*Includes Acquired Fund Fees and Expenses

In addition, PGI has contractually agreed to limit the expenses identified as “Other Expenses” related to certain share classes of certain of the Funds by paying, if necessary, expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) at or below certain limits. The limits are expressed as a percent of average net assets on an annualized basis. The Other Expenses limits and the agreement terms are as follows:

Series	Class R-6	Expiration
Global Diversified Income Fund	0.02%	02/28/2019
Global Real Estate Securities Fund	0.02%	02/28/2019
High Yield Fund	0.02%	02/28/2019
Income Fund	0.01%	02/28/2019
International Emerging Markets Fund	0.02%	02/28/2019
International Fund I	0.02%	02/28/2019
LargeCap Growth Fund I	0.02%	02/28/2019
MidCap Fund	0.02%	02/28/2019
MidCap S&P 400 Index Fund	0.02%	02/28/2019
MidCap Value Fund III	0.02%	02/28/2019
Principal LifeTime Hybrid 2015 Fund	0.02%	02/28/2019
Principal LifeTime Hybrid 2020 Fund	0.02%	02/28/2019
Principal LifeTime Hybrid 2025 Fund	0.02%	02/28/2019
Principal LifeTime Hybrid 2030 Fund	0.02%	02/28/2019
Principal LifeTime Hybrid 2035 Fund	0.02%	02/28/2019
Principal LifeTime Hybrid 2040 Fund	0.02%	02/28/2019
Principal LifeTime Hybrid 2045 Fund	0.02%	02/28/2019
Principal LifeTime Hybrid 2050 Fund	0.02%	02/28/2019
Principal LifeTime Hybrid 2055 Fund	0.02%	02/28/2019
Principal LifeTime Hybrid 2060 Fund	0.02%	02/28/2019
Principal LifeTime Hybrid 2065 Fund	0.02%	02/28/2019
Principal LifeTime Hybrid Income Fund	0.02%	02/28/2019
Real Estate Securities Fund	0.02%	02/28/2019
SmallCap Fund (f/k/a SmallCap Blend Fund)	0.02%	02/28/2019
SmallCap Growth Fund I	0.01%	02/28/2019
SmallCap S&P 600 Index Fund	0.02%	02/28/2019
SmallCap Value Fund II	0.02%	02/28/2019

Series	Class A	Class C	Institutional Class	Class J	Expiration
Blue Chip Fund	1.35%*	2.10%*	0.81%	N/A	12/30/2018
Bond Market Index Fund	N/A	N/A	0.16%	0.71%	12/30/2018
Diversified Real Asset Fund	1.22%	1.97%	0.85%	N/A	12/30/2018
Dynamic Floating Rate High Income Fund	1.10%	N/A	0.75%	N/A	12/30/2018
EDGE MidCap Fund	N/A	N/A	0.90%	N/A	12/30/2018
Global Multi-Strategy Fund	N/A	2.75%	1.63%	N/A	12/30/2018
Global Opportunities Fund	1.50%	2.25%	0.85%	N/A	12/30/2018
International Equity Index Fund	N/A	N/A	0.31%	N/A	12/30/2018
International Small Company Fund	1.60%	N/A	1.20%	N/A	12/30/2018
Multi-Manager Equity Long/Short Fund	2.02%	N/A	1.67%	N/A	12/30/2018
Opportunistic Municipal Fund	0.90%	1.65%	0.62%	N/A	12/30/2018
Origin Emerging Markets Fund	1.75%	N/A	1.25%	N/A	12/30/2018
Preferred Securities Fund	N/A	N/A	0.81%	N/A	12/30/2018
Real Estate Allocation Fund	0.50%	N/A	0.15%	N/A	12/30/2018
Real Estate Debt Income Fund	1.00%	N/A	0.70%	N/A	12/30/2018
Small-MidCap Dividend Income Fund	1.13%	1.88%	0.86%	N/A	12/30/2018
SystematEx International Fund	N/A	N/A	0.75%	N/A	12/30/2018
*Expense limit expires on 6/30/2018

Series	Class T	Expiration
Blue Chip Fund	1.22%	12/30/2018
Preferred Securities Fund	1.07%	12/30/2018

Series	R-1	R-2	R-3	R-4	R-5	Expiration
Bond Market Index Fund	1.04%	0.91%	0.73%	0.54%	0.42%	12/30/2018

The SystematEx Large Value Fund’s operating expense limit for Class R-6 shares is 0.42%. This expense limit will continue through December 30, 2018.

For Capital Securities Fund, Principal Global Investors, LLC ("PGI"), the investment advisor, has agreed contractually to limit the Fund’s expenses attributable to Class S shares by paying expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain a total level of operating expenses (expressed as a percent of average net assets on an annualized basis) not to exceed 0.00%. It is expected that the expense limit will continue permanently (and in any event, at least through December 30, 2018); however, Principal Funds, Inc. and PGI, the parties to the agreement, may mutually agree to terminate the expense limit.

In addition, PGI has contractually agreed to limit the expenses identified as “Other Expenses” related to certain share classes of certain of the Funds by paying, if necessary, expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) at or below certain limits. The limits are expressed as a percent of average net assets on an annualized basis. The Other Expenses limits and the agreement terms are as follows:

Series	Class R-6		Expiration
Blue Chip Fund	0.01%		12/30/2018
Diversified Real Asset Fund	0.02%		12/30/2018
EDGE MidCap Fund	0.02%		12/30/2018
Global Multi-Strategy Fund	0.02%		12/30/2018
International Equity Index Fund	0.02%		12/30/2018
International Small Company Fund	0.02%		12/30/2018
Multi-Manager Equity Long/Short Fund	0.02%		12/30/2018
Origin Emerging Markets Fund	0.02%		12/30/2018
Preferred Securities Fund	0.02%		12/30/2018
Real Estate Debt Income Fund	0.02%		12/30/2018
Small-MidCap Dividend Income Fund	0.02%		12/30/2018
SystematEx International Fund	0.02%		12/30/2018

SCHEDULE B
Series	Waiver	Expiration
Bond Market Index Fund	0.10%	12/30/2018
Core Plus Bond Fund	0.06%	02/28/2019
Diversified Real Asset Fund	0.03%	12/30/2018
Global Diversified Income Fund	0.01%	02/28/2019
Global Multi-Strategy Fund	0.04%	12/30/2018
LargeCap Growth Fund I	0.016%	02/28/2019
LargeCap Value Fund III	0.062%	02/28/2019
MidCap Growth Fund III	0.08%	02/28/2019
MidCap Value Fund I	0.12%	02/28/2019
MidCap Value Fund III	0.014%	02/28/2019
Overseas Fund	0.065%	02/28/2019
SmallCap Growth Fund I	0.092%	02/28/2019
SmallCap Value Fund II	0.04%	02/28/2019